THE FINANCE COMPANY OF PENNSYLVANIA

                                226 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                             TELEPHONE: 215-351-4778

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 1999

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      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The
Finance Company of Pennsylvania, a Pennsylvania corporation, will be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner 6th and Chestnut Street, Philadelphia, Pennsylvania 19106, on Wednesday, April 21, 1999 at 11:00 A.M., Local Time, for the following purposes:

      1. To elect one director to hold office for a term of three years and until his successor is duly elected and qualified.

      2. To vote upon ratification of the selection of Deloitte & Touche LLP as auditors of the Comapny for the period April 21, 1999 to April 19, 2000.

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof; all as set forht in the Proxy Statement accompanying this Notice.

      The stock transfer books of the Company will not be closed but, in lieu thereof, the Board of Directors has fixed the close of busines on February 26, 1999, as the record date for the determination of stockholders who will be entitlted to notice of, and to vote at, the Meeting.

                                By order of the Board of Directors


                                                   DORANNE H. CASE
Dated: March 5, 1999                        Assistant Secretary/Treasurer

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      If you do not expect to be present at the Meeting but wish your stock to be voted, please date, fill in and sign the enclosed form of Proxy and mail it in the enclosed stamped envelope. It is important that Proxies be returned promptly.